SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                            FORM 8-K/A
                        (Amendment No. 2)


        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  January 16, 1996

Exact Name of Registrant
 as Specified in its Charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  8200 West Brown Deer Road
                                        Suite 200
                                        Milwaukee, WI  53223

Registrant's Telephone Number, Including Area Code:  (414) 355-0037

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K
Report dated November 20, 1995 as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired:
                  The audited financial statements of Valley
              Communications, Inc. ("Valley") for the years ended October 31, 1992, 1993, 1994 and for the ten months ended August 31, 1995 are filed with this report.

         (b)  Pro Forma Financial Information:
                  The following unaudited pro forma condensed
              consolidated financial information is filed with this report:

                  Pro Forma Condensed Consolidated Balance Sheet at
                    October 14, 1995
                  Pro Forma Condensed Consolidated Statements of
                    Operations for the 52 Weeks Ended April 1, 1995 and the 28 Weeks Ended October 14, 1995

                  On November 20, 1995, C&L Acquisition
              Corporation, a subsidiary of the Registrant's subsidiary, C&L Communications, Inc. acquired 80% of the common stock of Valley from Henry P. Mutz, Christopher M. O'Connor and Kenneth R. Hurst for approximately $4,320,000 including expenses and future consideration contingent on Valley attaining defined levels of pre tax earnings in specified time periods through March 2001 (the "Acquisition").


                  The following unaudited pro forma financial
              statements give effect to the Acquisition which is accounted for as a purchase. The unaudited pro forma condensed consolidated balance sheet presents the combined financial position of Diana and Valley as of October 14, 1995 assuming that the Acquisition had occurred as of November 30, 1995. Such pro forma information is based upon the historical balance sheet data of Diana as of October 14, 1995, and Valley as of November 30, 1995. The unaudited pro forma condensed consolidated statement of operations for the 52 weeks ended April 1, 1995 gives effect to the Acquisition by combining the following results of operations:

              1)  Diana for the 52 weeks ended April 1, 1995
              2)  Valley for the year ended April 30, 1995

              The unaudited pro forma condensed consolidated statement of operations for the 28 weeks ended October 14, 1995 gives effect to the Acquisition by combining the following results of operations:

              1)  Diana for the 28 weeks ended October 14, 1995
              2)  Valley for the 6 months ended October 31, 1995


                  The unaudited pro forma condensed consolidated
              financial information has been prepared by the Registrant based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Registrant, or of the financial position or results of operations of the Registrant that would have actually occurred had the transaction been in effect as of the date or for the periods presented.

                  The unaudited pro forma condensed consolidated
              financial information should be read in conjunction with the historical financial statements and related notes of the Registrant.

         (c)  Exhibits

              2.1 Purchase Agreement ("PA") dated August 14, 1995 by and between C&L Acquisition Corporation and Henry Mutz, Chris O'Connor and Ken Hurst.

              2.2  First Amendment to PA dated November 20, 1995.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 THE DIANA CORPORATION


Date:  July 12, 1996             /s/ R. Scott Miswald
                                     Vice President and Treasurer

             THE DIANA CORPORATION AND SUBSIDIARIES

                  NOTES TO PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION
                          (Unaudited)


Pro Forma Condensed Consolidated Balance Sheet:

NOTE 1 - To include Valley's Balance Sheet as of November 30, 1995.



NOTE 2 - To reflect purchase accounting adjustments. The total cost of the acquisition, including expenses of $410,000, was $4,320,000. The minority shareholders 20% ownership interest amounts to $305,000. The excess of the cost of the acquisition over the book value was allocated as follows. The amounts and amortization period were determined pursuant to an appraisal.


                                                 Amortization
                                                    Period
                                                 ------------

   Equipment                       $   93,000       5 years
   Non-Competition Agreements         108,000       7 years
   Goodwill                         2,901,000      40 years
                                    ---------
                                   $3,102,000
                                    =========

NOTE 3 - To reflect cash payments made toward the acquisition.

NOTE 4 - To reflect the cost of the acquisition including expenses of $4,320,000 and deferred debt costs of $65,000.

NOTE 5 - To reflect the current portion of borrowings incurred to make the acquisition. Borrowings of $1,000,000 were made from the minority shareholders of Valley and are payable over a 5 year period at 10% per year.



NOTE 6 - To reflect the non-current portion of borrowings incurred to make the acquisition. A proforma interest rate of 8.5% per year was used for other borrowings to make the acquisition.



Pro Forma Condensed Consolidated Statement of Operations:

NOTE 7 - To include Valley's Statement of Operations for the year ended April 30, 1995 and the 6 months ended October 31, 1995, respectively.

NOTE 8 - To reflect the reduction of officers payroll expense due to new employment agreements executed by Valley's officers. In addition, to reflect the current period amortization of the write up of equipment, non-competition agreements and goodwill (see Note
2).


                                   52 Weeks Ended   28 Weeks Ended
                                   April 1, 1995   October 14, 1995

Depreciation and amortization         $ 107,000        $  55,000
Officers payroll expense
 reduction                             (444,000)        (445,000)
                                      $(337,000)       $(390,000)

The minority shareholders of Valley entered into 5 year employment agreements with Valley providing for annual compensation at $150,000 per year.




NOTE 9 - To reflect interest expense on borrowings incurred to make the acquisition (see Notes 5 and 6).





NOTE 10 - To eliminate Valley's provision for federal income taxes due to existing federal income tax net operating loss carry forwards of the consolidated group.

NOTE 11 - To reflect the minority shareholders 20% proportionate share of Valley's results of operations as adjusted for certain of the pro forma adjustments.